UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 10, 2016

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of unitholders (the “Annual Meeting”) of Legacy Reserves LP (the “Partnership”) was held on Tuesday, May 10, 2016 with respect to all proposals submitted to unitholders for vote.  At the Annual Meeting, five items were submitted to unitholders for vote: (i) the election of eight nominees to serve on the board of directors of Legacy Reserves GP, LLC, the Partnership’s general partner (the “Board”), during 2016 and until our next annual meeting, (ii) the approval of an amendment to Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard (the “Voting Standard Amendment Proposal”), (iii) the approval of an amendment to the Partnership Agreement to provide for a majority of votes cast standard for votes of the Partnership’s unitholders to approve amendments to the Partnership Agreement (the “Partnership Agreement Amendment Voting Proposal”), (iv) the approval of an amendment to the Partnership Agreement to provide for a majority of votes cast standard for votes of the Partnership’s unitholders to approve merger agreements (the “Merger Voting Proposal”) and (v) the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of the Partnership for the fiscal year ending December 31, 2016. Out of a total of 69,512,781 units outstanding and entitled to vote, 62,656,596 units (90.14%) were present at the meeting in person or by proxy.

The amendments to the Partnership Agreement proposed by the Voting Standard Amendment Proposal, Partnership Agreement Amendment Voting Proposal and Merger Voting Proposal (together, the “Amendments”) and approved by unitholders at the Annual Meeting have not yet been adopted by the Board. As described in the Partnership’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 30, 2016, the Amendments will be combined into a single amendment to the Partnership Agreement, which will be adopted by the Board in the near future.

Election of Directors

There were eight nominees for election to serve as directors of our general partner and each of the members were reelected. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Cary D. Brown	25,407,964	13,063,882	24,184,750
Kyle A. McGraw	25,605,222	12,866,624	24,184,750
Dale A. Brown	25,495,756	12,976,090	24,184,750
G. Larry Lawrence	37,329,810	1,142,037	24,184,749
William D. Sullivan	37,387,907	1,083,939	24,184,750
William R. Granberry	37,342,687	1,129,159	24,184,750
Kyle D. Vann	37,263,762	1,208,084	24,184,750
Paul T. Horne	25,670,787	12,801,059	24,184,750

Approval of the Voting Standard Amendment Proposal.

The final voting results with respect to the approval of the Voting Standard Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
36,592,099	1,289,524	590,223	24,184,750

Approval of the Partnership Agreement Amendment Voting Proposal.

The final voting results with respect to the approval of the Partnership Agreement Amendment Voting Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
36,561,131	1,307,400	603,315	24,184,750

Approval of the Merger Voting Proposal.

The final voting results with respect to the approval of the Merger Voting Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
36,592,402	1,310,110	569,334	24,184,750

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2016

The final voting results with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

For	Against	Abstain
61,367,691	1,029,009	259,896

Item 7.01 Regulation FD Disclosure.

On May 12, 2016, the Partnership issued a press release announcing that the Board appointed Paul T. Horne Chairman of the Board and named Kyle D. Vann as lead independent director of the Board. Cary D. Brown, who has served as the Chairman of the Board since its formation, continues to serve as a director.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference to this Item 7.01.

    The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Partnership under the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit Number                        Description

99.1	Legacy Reserves LP Press Release dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: May 12, 2016	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit Number                        Description

99.1	Legacy Reserves LP Press Release dated May 12, 2016.